                                   AGREEMENT

  THIS AGREEMENT is entered into as of the 5th day of September, 1995 by and between COSCAN COLORADO INC., a Colorado corporation ("Colorado"), LINCORP HOLDINGS, INC., a Delaware corporation, formerly known as Unicorp American Corporation ("Lincorp"), COSCAN LIMITED PARTNER CORPORATION, a Colorado corporation, formerly known as COSCAN UAC INC. ("UAC"), COSCAN CALIFORNIA COMMERICAL, INC., a California Corporation ("California") formerly known as COSCAN CALIFORNIA UAC INC. ("California UAC"), COSCAN, INC. a Delaware corporation ("Coscan").

                                  WITNESSETH:

  WHEREAS, Colorado, as the general partner, and Lincorp and UAC, as limited partners, did heretofore enter into that certain Agreement of Limited Partnership of Coscan Commercial Limited Partnership dated July 23, 1990 ("Partnership" 1"); and

  WHEREAS, California, as the general partner, and Lincorp and California UAC, as limited partners, did heretofore enter into that certain Agreement of Limited Partnership of Coscan California Commercial Limited Partnership dated July 23, 1990 ("Partnership 2"); and

  WHEREAS, Lincorp desires to sell 98% of its 50% limited partnership interest in Partnership 1 to UAC, and grant to UAC an option to purchase the balance of its limited partnership interest in Partnership 1; and

  WHEREAS, UAC desires to purchase such limited partnership interest in Partnership 1 from Lincorp and to obtain such option;

  WHEREAS, Lincorp desires to sell its limited partnership interest in Partnership 2 to California UAC, and California UAC desires to purchase such limited partnership from Lincorp.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledge, the parties agree as follows:

  1. Lincorp hereby agrees to sell 98% of its 50% limited partnership interest in Partnership 1 to UAC for a purchase price of Six Million Nine Hundred Thirty Thousand Dollars ($6,930,000.00), and UAC hereby agrees to purchase 98% of Lincorp's 50% limited partnership in Partnership 1 for said purchase price on the earlier of September 28, 1995 or the date of the satisfaction of all conditions precedent hereinafter set forth )"Purchase

Date"). Said sale and purchase shall be accomplished by Lincorp delivering to UAC an assignment of said partnership interest in the form attached hereto as Exhibit A. The purchase price of $6,930,000.00 shall be payable by UAC
---------
concurrently with the delivery of the aforesaid assignment of partnership interest by UAC's payment on behalf of and at the direction of Lincorp, which direction is hereby given (i) the sum of Six Million Two Hundred Eighty-Seven Thousand Nine Hundred Forty-Seven and 70/100 Dollars ($6,287,947.70) to Coscan, which sum represents the amount needed to pay in full the outstanding principal balance and all accrued and unpaid interest as of the Purchase Date due and owing under that certain Promissory Note dated July 23, 1990 in the original principal amount of Four Million Three Hundred Eighty Thousand Dollars (U.S.) ($4,380,000.00) payable to the order of Coscan, which Promissory Note was made by Unicorp American Corporation, a Delaware corporation ("Promissory Note
1"), (ii) Six Hundred Forty-Two Thousand Fifty-Two and 30/100 Dollars ($642,052.30) to Coscan as a prepayment of principal and accrued but unpaid interest due and owing under that certain Second Amended and Restated Promissory Note dated July 23, 1990 in the original principal amount of Eleven Million Dollars ($11,000,000.00) which Note is payable to the order of Coscan and made by Unicorp American Corporation ("Promissory Note 2") .

  2. Lincorp hereby agrees to grant and hereby grants to UAC an option to purchase its remaining 1% limited partnership interest in Partnership 1 ("Option"). The term of said Option shall commence on the Purchase Date and shall expire on December 31, 1996. The purchase price for said 1% limited partnership interest in Partnership 1 shall be payable by UAC concurrently with the delivery of the aforesaid assignment of partnership interest by UAC's payment on behalf of and at the direction of Lincorp, which direction is hereby given to pay $70,000.00 to Coscan or its assigns as a prepayment of principal and accrued but unpaid interest due and owing under that certain Promissory Note dated July 23, 1990 in the original principal amount of Ten Million Dollars ($10,000,000.00) payable to the order of Colorado and made by Unicorp American Corporation ("Promissory Note 3"). The assignment of such partnership interest shall be in the form attached hereto as Exhibit A.
                                                 ---------

  3. Colorado, in its capacity as general partner of Partnership 1 and pursuant to the provision of Article XIII of the Agreement of Limited Partnership 1 hereby consents to the aforedescribed transfer of a 49% limited partnership interest in Partnership 1 to UAC. Further, Colorado consents to the transaction entered into between Lincorp and UAC under the terms of the Option.

  4. Lincorp hereby agrees to sell its 50% limited partnership interest in Partnership 2 to California UAC for a purchase price of One Hundred Dollars ($100.00), and California UAC hereby agrees to purchase Lincorp's 50% limited partnership in Partnership 2 for said purchase price on the Purchase Date. Said sale and purchase shall be accomplished by Lincorp delivering to California UAC an assignment of said partnership interest in the form attached hereto as Exhibit B. The purchase price of $100.00 shall be
                               ---------
payable in cash or by check concurrently with the delivery of the aforesaid assignment of partnership interest.

  5. California, in its capacity as general partner of Partnership 2 and pursuant to the provision of Article XIII of the Agreement of Limited Partnership of Partnership 2 hereby consents to the aforedescribed transfer of Lincorp's 50% limited partnership interest in Partnership 2 to California UAC. Further, in the event that the transfer of the aforedescribed 50% limited partnership interest from Lincorp to California UAC results in a termination of Partnership 2 under Section 708 of the Internal Revenue Code, then and in such even California and California UAC, for tax purposes, hereby elect and agree to reconstitute Partnership 2 in accordance with the Internal Revenue Code and the regulations promulgated thereunder.

  6. Lincorp and UAC hereby acknowledge that prior to the date of this Agreement, Partnership 1 entered into an agreement to sell to Coscan Commercial Properties, Inc., a Colorado corporation ("Commercial"), and an affiliate of Colorado, the real property commonly known as 101 University Blvd., Denver, Colorado, pursuant to the terms of that certain Commercial Contract to Buy and Sell Real Estate, a copy of which is attached hereto as Exhibit C, for a
                                                            ---------
purchase price of Two Million Six Hundred Fifty Thousand Dollars ($2,650,000.00). Lincorp and UAC, pursuant to Article V, Section 5.1(d) of the Agreement of Limited Partnership of Partnership 1 hereby consent to such contract and Colorado's execution thereof on behalf of Partnership 1, and directs Colorado, in its capacity as general partnership of Partnership 1, to consummate the purchase and sale described in said contract as soon as practical.

  7. Lincorp and UAC acknowledge that Partnership 1 as issued a loan commitment ("Commitment") by EFG Financial, Inc. ("RFG") for a Five Million Three Hundred Thousand Dollar ($5,300,000.00) first mortgage loan (the "Loan") secured by the Las Palmas Shopping Center ("Center"), which is owned by Partnership 1. Lincorp and UAC acknowledge that the terms of the Commitment require that: (i) the proposed first mortgage would not be prepayable for four (4) years after the date the Loan is closed ("Prepayment Lockout"); (ii) the borrower under the Loan be a bankruptcy remote, special purpose entity, which, among other things, owns no other assets other than the Center, and which special purpose entity would have no secured debt other than said Loan and no other liabilities other than those incurred in the normal operations of the Center; and (iii) Partnership 1 guarantee certain obligations of the borrower of the Loan pursuant to the Commitment and also indemnify RFG with respect to environmental matters ("Guaranteed Obligations").

Lincorp and UAC further acknowledge that Colorado has recommended the (i) a Colorado limited liability company which would be owned by Colorado and Partnership 1 (the "LLC) be formed; (ii) subsequent to the formation of such entity, Partnership 1 transfer to the LLC the land, buildings, fixtures, furnishings and equipment and other personal property which comprise the Center in order to comply with the requirements of said Loan; (iii) the LLC, in order to comply with the requirements of the Internal Revenue Code would be owned 1% by Colorado, which will be the manager of the LLC, and 99% by Partnership 1;
(iv) the 1% ownership by Colorado in the LLC will arise through the conveyance by Partnership 1 to Colorado of a 1% undivided ownership interest in the Center in consideration of the payment by Colorado to Partnership 1 of the sum of Seventy-Two Thousand Dollars ($72,000.00), which sum represents 1% of the appraised value of the Center; (v) upon Colorado's acquisition of such 1% undivided tenancy-in-common interest, it shall contribute the same to the LLC in exchange for a 1% ownership interest in the LLC; and (vi) Partnership 1 accept and close the Loan pursuant to the Commitment. Lincorp and UAC acknowledge that since the Agreement of Limited Partnership 1 does not expressly permit the obtaining of a loan with the Prepayment Lockout, the Guaranteed Obligations or the conveyance or formation of the LLC, as described above, pursuant to Article V, Section 5.1(d) of the Agreement of Limited Partnership of Partnership 1, Lincorp and UAC hereby agree and consent to the foregoing, and direct Colorado, in its capacity as general partner of Partnership 1, to consummate the formation of the LLC, the transfer of the Center to the LLC and close the Loan, as soon as practicable.

  8. Lincorp agrees that the following shall be conditions precedent to the obligations of Colorado, UAC, California, California UAC and Coscan to perform their respective obligations and agreement hereunder:

  (a) Lincorp's execution and delivery of an amendment to the Agreement of Limited Partnership of Coscan Commercial Limited Partnership (i.e. Partnership 1) in the form of Exhibit D attached hereto;
                              ---------

  (b) Lincorp's delivery of evidence that its limited partnership interests in Partnership 1 and/or Partnership 2 have been released from any pledge, assignment, hypothecation or other security interest granted by Lincorp to (i) National Bank of Canada, (ii) Hees International Bancorp, and/or (iii) Unicorp Canada Corporation pursuant to the rights granted to Lincorp under Section 13.3(b) of both the Agreement of Limited Partnership for Partnership 1 and the Agreement of Limited Partnership for Partnership 2, which evidence shall be in form and substance satisfactory to UAC and California UAC, as applicable;

  (c) Lincorp's execution and delivery of Exhibits D and E to Coscan and
                                          ----------     -
Colorado, respectively; and

  9. Each of the parties hereto shall, from time to time, execute and deliver such further instruments as may be reasonably necessary to consummate and evidence the various transactions, conveyances and consents described in and contemplated by this Agreement and the exhibits attached hereto.

  10. The parties hereto expressly agree that the terms and conditions hereof, and the subsequent performance hereunder shall be governed, construed and controlled by the laws of the State of Colorado.

  11. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any and all prior written or oral agreements are superseded hereby and are deemed to be null, void and of not further force and effect, and each of the parties disclaim any future reliance thereon. The parties agree that no change, alteration, amendment, modification or waiver of any of the terms and provisions hereof shall be valid unless the same shall be in writing and signed by the parties hereto.

  12. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  13. This Agreement and the rights and duties of the respective parties hereunder shall not be assigned, delegated or assumed without the consent of all parties hereto.

  14. All agreements of the parties contained in the Agreement or in any amendment or supplement hereto shall survive the consummation of any of the transactions described herein.

  15. The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that all parties hereto have had the opportunity to discuss the terms and provisions hereof and the transactions described herein with, and have received advice from, their respective counsel. Accordingly, the parties agree that none of the parties shall be deemed to have drafted this Agreement, and this Agreement shall not be interpreted against any party as the draftsman.

  16. In the event that any condition, covenant, agreement or other provisions contained herein is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed several from the remainder of this Agreement and shall in no way affect any other covenant or condition contained herein.

  17. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.


                                        LANCORP HOLDINGS, INC., a Delaware
                                        corporation, formerly known as
                                        Unicorp American Corporation

Attest:

By:_______________________      By:_____________________________________

Its:______________________      Its:____________________________________

                                COSCAN COLORADO, INC., a Colorado
                                corporation


Attest:

By:_______________________      By:_____________________________________

Its:______________________      Its:____________________________________

                                 COSCAN LIMITED PARTNER CORPOATION,
                                 a Colorado corporation, formerly
                                 known as Coscan UAC, Inc.

Attest:

By:_______________________      By:_____________________________________

Its:______________________      Its:____________________________________

                                COSCAN CALIFORNIA COMMERCIAL, INC.,
                                a California corporation


Attest:

By:_______________________      By:_____________________________________

Its:______________________      Its:____________________________________

                                 COSCAN CALIFORNIA LIMITED PARTNER CORPORATION a California corporation, formerly known as Coscan California UAC, Inc.

Attest:

By:_______________________      By:_____________________________________

Its:______________________      Its:____________________________________



                                COSCAN INC., a Delaware
                                corporation
Attest:

By:_______________________      By:_____________________________________

Its:______________________      Its:____________________________________

























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